For Immediate Release

Contact:  Thomas X. Geisel, President and Chief Executive Officer, (856) 690-4329

Sun Bancorp Announces Results of 2012 Annual Meeting of Shareholders

VINELAND, NJ, May 24, 2012 - Sun Bancorp, Inc. (NASDAQ:SNBC) reported that its 2012 Annual Meeting of Shareholders was held today.  At the meeting, shareholders of the Company elected Bernard A. Brown, Wilbur L. Ross, Jr., Sidney R. Brown, Peter Galetto, Jr., Anne E. Koons, Jeffrey S. Brown, Eli Kramer, Thomas X. Geisel, Anthony R. Coscia, William J. Marino, Philip A. Norcross and Steven A. Kass as directors.  Shareholders also approved the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

     Sun Bancorp, Inc. (Nasdaq: SNBC) is a $3.11 billion asset bank holding company headquartered in Vineland, New Jersey, with its executive offices located in Mt. Laurel, New Jersey. Its primary subsidiary is Sun National Bank, a full service Commercial Bank serving customers through 65 locations. Sun National Bank was named one of Forbes Magazine's “Most Trustworthy Companies” for five years.  The Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the Federal Deposit Insurance Corporation (FDIC). For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnb.com.

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     The foregoing material contains forward-looking statements concerning the financial condition, results of operations and business of the Company.  We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements.  The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.